d UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 10, 2011
Date of Report (Date of earliest event reported)

BIONOVO, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33498	20-5526892
(State or Other	(Commission File Number)	(IRS Employer
Jurisdiction of Incorporation)		Identification No.)

5858 Horton Street, Suite 400, Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

(510) 601-2000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

  ☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  ☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  ☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  ☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of Shareholders (the “Annual Meeting”) of Bionovo, Inc. (the “Company”) held on May 10, 2011, the Company’s shareholders approved Amendment No. 6 (the “Amendment”) to the Company’s Stock Incentive Plan (as amended, the “Plan”).  The Amendment was previously adopted by the Company’s Board of Directors on March 25, 2011.

The Plan provides for the grant of incentive stock options, nonstatutory stock options, stock purchase awards, stock bonus awards, stock unit awards, stock appreciation rights and other forms of equity compensation.  The purpose of the Plan is to promote the success of the Company and the interests of its stockholders by attracting, motivating, retaining and rewarding certain officers, employees, directors and certain other eligible persons with stock based awards and incentives for high levels of individual performance and improved financial performance of the Company. The Plan provides for the ability for the Company to issue stock options and restricted stock awards. Stock options may be either incentive stock options, as defined in Section 422A of the Internal Revenue Code of 1986, or non-qualified stock options.  The persons eligible to receive awards under the Plan are the Company’s officers (whether or not directors) and employees, and any director of, or any individual consultant or advisory who renders or has rendered bona fide services to, the Company.  The Company’s Board of Directors may suspend or terminate the Plan without stockholder approval or ratification at any time. Unless sooner terminated, the Plan will terminate on March 3, 2014.

Pursuant to the Amendment, the total number of shares of the Company’s common stock that may be subject to the granting of awards under the Plan was increased from 1,899,358 shares to 12,000,000 shares.

Additional information regarding the Plan is summarized under the heading “Proposal 2 – Approval of Amendment No. 6 to the Stock Incentive Plan” in the Company’s Definitive Proxy Statement on Schedule 14A in connection with the Annual Meeting (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on April 6, 2011, and is incorporated herein by reference.  The summary of the Plan set forth in the Proxy Statement and the description of the Plan set forth in this Current Report on Form 8-K are qualified in their entirety by reference to the text of the Plan, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 5.07.                      Submission of Matters to a Vote of Security Holders.

The Company held its Annual Meeting on May 10, 2011. The following matters, all of which were set forth in the Proxy Statement, were voted on at the Annual Meeting. The final results of such voting are as indicated below.

1.           Election of the five nominees listed below to the Company’s Board of Directors to hold office for a one-year term:

Nominee	For	Withheld	Abstain	Broker Non-Votes
John D. Baxter	14,000,085	5,482,927	N/A	22,261,744
George Butler	18,221,148	1,261,864	N/A	22,261,744
Isaac Cohen	13,437,104	6,045,908	N/A	22,261,744
Louis Drapeau	18,255,568	1,227,444	N/A	22,261,744
Mary Tagliaferri	13,701,666	5,781,346	N/A	22,261,744

2.           Approval of the Amendment:

For	Against	Abstain	Broker Non-Votes
11,228,633	7,348,525	905,854	22,261,744

3.           Ratification of the Company’s appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011:

For	Against	Abstain	Broker Non-Votes
40,177,872	964,897	601,987	0

On the basis of the above votes, (i) each of the nominees listed above were elected to serve on the Board of Directors of the Company, to hold office for a one-year term; (ii) the proposal to approve the Amendment was approved; and (iii) the proposal to ratify the Company’s appointment of PMB Helin Donovan, LLP as the independent registered public accounting firm for the fiscal year ending December 31, 2011 was approved.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit

Number

10.1           Stock Incentive Plan, as amended. (1)

(1) This exhibit was filed as appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 6, 2011 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bionovo, Inc.

Date: May 13, 2011	By:	/s/ Isaac Cohen
Isaac Cohen
Chairman and Chief Executive Officer

EXHIBIT INDEX

10.1	Stock Incentive Plan, as amended. (1)

(1) This exhibit was filed as appendix A to the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission on April 6, 2011 and is incorporated herein by reference.